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                                                                   EXHIBIT 10.22

                      SAFETY NATIONAL CASUALTY CORPORATION
                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") has been entered into as of this 22nd day of December, 1995, by and between Safety National Casualty Corporation, a Missouri stock insurance corporation (the "Company"), and B.K. Werner, an individual and resident of the State of Missouri (the "Executive").

                                    RECITALS

The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its sole shareholder to reinforce and encourage the continued attention and dedication of the Executive to the Company as a member of the Company's management and to assure that the Company will have the continued dedication of the Executive. The Board desires to provide for the continued employment of the Executive on the terms hereof, and the Executive is willing to commit himself to continue to serve the Company. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                            IT IS AGREED AS FOLLOWS:

SECTION 1: DEFINITIONS AND CONSTRUCTION

       1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

                  1.1(a) "BOARD" means the Board of Directors of the Company.

                  1.1(b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  1.1(c) "CONTINUING MANAGEMENT" includes Duane A. Hercules, Harold F. Ilg, Terrence T. Schoeninger, Gerald R. Scott, B.K. Werner and Mark A. Wilhelm, or such of them as are then serving as executives or officers of the Company, but, in the case of Sections 3.3 and 3.5, not the Executive.

                  1.1(d) "EMPLOYMENT PERIOD" means the period beginning on the Effective Date and ending on December 31, 1998 subject to the options to renew such Employment Period as described in Section 2.1 hereof.

                  1.1(e) "EFFECTIVE DATE" shall mean January 1, 1996.

                  1.1(f) "MERGER AGREEMENT" means that certain Agreement and Plan of Merger among SIG Holdings, Inc., Delphi Financial Group, Inc. ("Delphi"), and SIG Holdings Acquisition Corporation dated as of October 5, 1995.
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                  1.1(g) "TERM" means the period that begins on the Effective
Date and ends on the earlier of: (i) the close of business on December 31, 1998 (the "Initial Term") or the close of business on the last day of the First Renewal Term (as hereafter defined), if applicable, or the close of business on the last day of any Subsequent Renewal Term (as hereinafter defined), if applicable, or (ii) the DATE OF TERMINATION as defined in Section 3.7.

       1.2 GENDER AND NUMBER. When appropriate, pronouns in this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

       1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the term "Section" means the text that accompanies the specified Section of this Agreement.

SECTION 2: TERMS AND CONDITIONS OF EMPLOYMENT.

       2.1 PERIOD OF EMPLOYMENT. Throughout the Initial Term of this Agreement, the Executive shall remain in the employ of the Company in accordance with the terms and provisions of this Agreement. The Executive may, at his election by written notice delivered to the Company prior to the end of the Initial Term extend the period of employment hereunder until December 31, 1999 (the "First Renewal Term"). After the expiration of the First Renewal Term, the Company and the Executive may, with the prior written consent of Delphi, extend the period of employment hereunder for additional one year periods (a "Subsequent Renewal Term").

       2.2 POSITIONS AND DUTIES.

                  2.2(a) Throughout the Term of this Agreement, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be commensurate in all material respects with those assigned to, or held and exercised by, the Executive on the Effective Date of this Agreement.

                  2.2(b) Throughout the Term of this Agreement (but excluding any periods of vacation and sick leave to which he is entitled), the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and shall use his best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i) serve on corporate, civic and charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements, or
(iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

       2.3 SITUS OF EMPLOYMENT. Throughout the Term of this Agreement, the Executive's services shall be performed at the headquarters and operations center of the Company which shall be located in the office in St. Louis, Missouri where the Executive was employed on the Effective Date.
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       2.4 COMPENSATION. The Executive's annual compensation and other benefits described in this Section 2.4, shall be provided by the Company.

                  2.4(a) ANNUAL BASE SALARY. For the first calendar year within the Term of this Agreement, the Executive shall receive an annual base salary of one hundred and thirty thousand dollars ($130,000.00), which shall be paid in equal or substantially equal biweekly installments. During the Term of this Agreement, the annual base salary payable to the Executive shall be reviewed thereafter by the Board at least annually and may be adjusted upward as a result of such review; provided, however that such annual base salary shall not be reduced after any increase thereof. "Annual Base Salary" as used herein shall mean the annual base salary for a then current year.

                  2.4(b) CHRISTMAS BONUS. In addition to the Annual Base Salary, the Executive shall be awarded an Annual Christmas Bonus in an amount equal to 1/24th of the Annual Base Salary.

                  2.4(c) SPLIT DOLLAR LIFE INSURANCE PREMIUMS. Throughout the Term of this Agreement (and thereafter, subject to Sections 4.1(e), 4.2, and 4.3 hereof), the Company shall pay in December of each of 1996, 1997 and 1998 premiums and advance premiums in the aggregate respective annual amounts of $547,282, $482,419 and $477,724 to CNA Insurance Companies on a split-dollar life insurance policy (Policy No. 02000552) issued as a last survivor joint policy on the lives of the Executive and his spouse by Valley Forge Life Insurance Company (the "Split-Dollar Policy").

                  2.4(d) INCENTIVE, SAVINGS AND RETIREMENT PLANS. Throughout the Term of this Agreement, the Executive shall be entitled to participate in all incentive, savings and retirement plans generally available to other peer executives of the Company.

                  2.4(e) WELFARE BENEFIT PLANS. Throughout the Term of this Agreement (and thereafter, subject to Section 4.1(c) hereof), the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company or by Delphi with respect to the employees of the Company (including, with limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other peer executives of the Company.

                  2.4(f) EXPENSES. Throughout the Term of this Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures generally applicable to other peer executives of the Company.

                  2.4(g) FRINGE BENEFITS. Throughout the Term of this Agreement, the Executive shall be entitled to such fringe benefits as generally are provided as of the Effective Date to other peer executives of the Company, including, without limitation, as of the date hereof reimbursement for the dues incurred by the Executive in connection with professional associations, societies and organizations which the Executive and the Company deem appropriate for the performance of his duties hereunder.
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                  2.4(h) OFFICE AND SUPPORT STAFF. Throughout the Term of this
Agreement, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance at least equal to those generally provided to other peer executives of the Company.

                  2.4(i) VACATION. Throughout the Term of this Agreement, the Executive shall be entitled to paid vacation at least equal to the plans, policies, programs and practices generally provided with respect to other peer executives of the Company.

SECTION 3: TERMINATION OF EMPLOYMENT.

       3.1 DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

       3.2 DISABILITY. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 7.1 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall have the meaning set forth in the Company's then-current long-term disability policy or, if no such policy is then in effect, "Disability" shall mean that the Executive has been unable to perform the services required or the Executive hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition which has been certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreements as to acceptability not to be withheld unreasonably).

       3.3 TERMINATION FOR CAUSE. Upon the unanimous recommendation of the Continuing Management, the Board may terminate the Executive's employment during the Employment Period for "Cause," which shall mean termination based upon: (i) the Executive's willful and continued failure to perform substantially his duties with the Company (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to him by the Continuing Management, which specifically identifies the manner in which the Executive has not substantially performed his duties, (ii) the Executive's willful commission of misconduct which is materially injurious to the Company, monetarily or otherwise, (iii) the Executive's material breach of any provision of this Agreement, (iv) the Department of Insurance of the State of Missouri or the regulatory authority in any state in which the Company may then be domiciled, issues a written recommendation, direction or order which prohibits the Executive from continuing to serve as an executive officer of the Company; or (v) the Executive's conviction of or plea of nolo contendere to a felony, provided that any right of appeal has been exercised or has lapsed. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (i) he receives a Notice of Termination
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(as defined in Section 3.6) from the Continuing Management, (ii) he is given the opportunity, with counsel, to be heard before the Continuing Management, and
(iii) the Continuing Management finds, in its good faith opinion, that the Executive was guilty of the conduct set forth in the Notice of Termination.

       3.4 GOOD REASON. The Executive may terminate his employment with the Company for "Good Reason," which shall mean termination based upon:

                  (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2 or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (ii)(a) the failure by the Company or any affiliate of the Company to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which the Executive is entitled as specified in Section 2.4 such that any or all of such failures shall materially and adversely affect the Executive's benefits or compensation hereunder taken as a whole unless any such discontinuation of any such benefit or plan is applicable to all Company executives provided, however, that the non-payment of premiums and advance premiums on the Split-Dollar Policy shall constitute "Good Reason" thereby permitting the Executive to terminate his employment hereunder", (b) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in Section 2.4 such that the taking of any such action or actions shall materially and adversely affect the Executive's benefits or compensation hereunder taken as a whole unless any such reduction in benefits is applicable to all plan participants; provided, however that the non-payment of premiums and advance premiums on the Split-Dollar Policy shall constitute "Good Reason" thereby permitting the Executive to terminate his employment hereunder, or deprive the Executive of any material fringe benefit enjoyed by the Executive as described in Section 2.4(f), or (c) the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled as described in Section 2.4(h) such that any or all of such failures shall materially and adversely affect the Executive's benefits or compensation hereunder taken as a whole.

                  (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 2.3;

                  (iv) a material breach by the Company of any provision of this Agreement; or

                  (v) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

       3.5 ANNUAL TERMINATION OPTION. With the unanimous consent of the Continuing Management, the Board may terminate the Executive's employment hereunder upon its determination that the Executive has failed to satisfactorily perform his duties hereunder as an executive of the Company (the "Annual Termination Option") by giving the Executive Notice of Termination (as
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defined in Section 3.6), which notice will be signed on behalf of the Board and by each member of the Continuing Management and shall be given not more than fifteen days prior to the first day of January of the then current year of the Term and not less than ten days prior to such first day of January, which termination shall become effective on December 31 of the then current year.

       3.6 NOTICE OF TERMINATION. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section 7.1. For purposes of this Agreement, a "Notice of Termination" means a written notice which, except as otherwise provided for herein, (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth a reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

       3.7 DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by reason of Death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, (iii) if the Executive's employment is terminated pursuant to the Annual Termination Option, the Date of Termination shall be December 31 of the then current year, or (iv) if the Executive's employment is terminated by the Company other than for Cause, Death, Disability or pursuant to the Annual Termination Option, the Date of Termination shall be the date of receipt of the Notice of Termination.

SECTION 4: CERTAIN BENEFITS UPON TERMINATION.

       4.1 TERMINATION FOR GOOD REASON, OR OTHER THAN FOR CAUSE OR OTHER THAN PURSUANT TO THE ANNUAL TERMINATION OPTION. If, during the Employment Period: (i) the Company shall terminate the Executive's employment other than for Cause or other than pursuant to the Annual Termination Option, or (ii) the Executive shall terminate employment with the Company for Good Reason, the Executive shall be entitled to the benefits provided below:

                  4.1(a) "ACCRUED OBLIGATIONS": Within five (5) business days after the Date of Termination, the Company shall pay to the Executive the sum of
(i) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (ii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and (iii) an accrued vacation pay; in each case to the extent not previously paid.
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                  4.1(b) "LUMP SUM PAYMENT": Within five (5) business days after the Date of Termination, the Company shall make a lump-sum cash payment to the Executive in an amount equal to the Executive's base salary that the Executive would be entitled to receive from the Company for the longer of: (i) the remainder of the Employment Period (including the First Renewal Term, whether or not the Executive has elected to renew at the Date of Termination) or (ii) 18 months, at the rate of the then-current Annual Base Salary of the Executive.

                  4.1(c) "WELFARE BENEFIT CONTINUATION": For at least the longer of: (i) the remainder of the Employment Period (including any First Renewal Term, whether or not the Executive has elected to renew at the Date of Termination) or (ii) 18 months after the Date of Termination, or for such longer period as any plan, program, practice or policy may provide or as otherwise set forth herein, the benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2.4(d) shall continue as if the Executive's employment had not been terminated, in accordance with the plans, practices, programs or policies of the Company as those provided generally to other peer executives and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period (including any First Renewal Term, whether or not the Executive has elected to renew at the Date of Termination) and to have retired on the last day of such period.

                  4.1(d) "OTHER BENEFITS": To the extent not previously paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is currently participating and is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executive and their families.

                  4.1(e) The Company shall continue to pay all remaining premiums and advance premiums, when due, with respect to the Split-Dollar Policy as set forth in 2.4(c).

       4.2 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (as defined in
Section 4.1(a) (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within five (5) days of the Date of Termination), (ii) payment, when due, of all remaining premiums and advance premiums with respect to the Split-Dollar Policy as set forth in Section 2.4(c), and (iii) the timely payment or provision of Other Benefits (as defined in
Section 4.1(d)), including death benefits pursuant to the terms of any plan, policy, or arrangement of the Company.
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       4.3 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive in a lump sum in cash within five (5) days of the Date of Termination), (ii) payment when due of all remaining premiums and advance premiums with respect to the Split-Dollar Policy as set forth in Section 2.4(c), and (iii) the timely payment or provision of Other Benefits (as defined in Section 4.1(d)) including disability benefits pursuant to the terms of any plan, policy or arrangement of the Company.

       4.4 TERMINATION FOR CAUSE PURSUANT TO THE ANNUAL TERMINATION OPTION OR OTHER THAN GOOD REASON. If the Executive's employment shall be terminated for Cause or pursuant to the Annual Termination Option during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Accrued Obligations (as defined in Section 4.1(a)). If the Executive terminates his employment with the Company during the Employment Period (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations (as defined in Section 4.1(a)) and the timely payment or provision of Other Benefits (as defined in Section 4.1(d)). In such cash, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination. If the Executive's employment shall terminate for the reasons stated in this Section, the provisions of Section 5 shall continue to apply.

       4.5 NON-EXCLUSIVITY OF RIGHTS. Except as provided in Section 4.1(c) nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or an affiliate of the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, program, policy or practice of, or any contract or agreement with, the Company or an affiliate of the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

       4.6 FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.

       4.7 RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause or pursuant to the Annual Termination Option, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgement by a court of competent jurisdiction declaring that such termination was for Cause or pursuant to the Annual Termination Option or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay into an escrow account with a financial institution selected by the Executive (which escrowed funds shall not be withdrawn until such a final, nonappealable judgment is rendered with respect thereto) all amounts that the Company would be required to pay or provide pursuant to Section 4.1 as though
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such termination were by the Company other than for Cause or other than pursuant to the Annual Termination Option or by the Executive with Good Reason, and the Company shall provide all benefits (or cause the provision thereof), to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company or Delphi would be required to pay or provide pursuant to
Section 4.1 as though such termination were by the Company other than for Cause and other than pursuant to the Annual Termination Option or by the Executive with Good Reason.

SECTION 5: NON-COMPETITION; CONFIDENTIAL INFORMATION; INJUNCTIVE RELIEF.

       5.1 NON-COMPETE AGREEMENT. It is agreed that either: (i) during the Term of this Agreement and for a period ending two years thereafter; or (ii) if the Executive's employment is terminated during the Term of this Agreement with Cause or for other than Good Reason by the Executive, then until the date two years after the Date of Termination, the Executive shall not, without the prior written approval of the Board, directly or indirectly, compete in any way with the business of the Company. For the purpose of this Section, the term "compete in any way with the business of the Company" shall mean the entering into or attempting to enter into any business competitive with the excess workers' compensation, excess unemployment compensation or excess workers' compensation surety business of the Company in any geographic area where the Company conducts business during the Employment Period. The words "directly or indirectly" as they modify the word "compete" shall include acting as a director, officer, agent, representative, employee or consultant of any enterprise which so competes and includes any direct or indirect participation in such competing enterprise as a material creditor, owner, lender, partner, limited partner, joint venturer or stockholder (except as a stockholder holding less than one percent interest in a corporation whose shares are traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System).

       5.2 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement) (the "Confidential Information"). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any Confidential Information to anyone other than the Company and those designated by it. In addition, upon termination of the Executive's employment, the Executive shall return to the Company all Confidential Information in the Executive's possession or control and shall not retain any such materials or make and retain any copies thereof.

       5.3 INJUNCTIVE RELIEF. The Executive acknowledges that it would be difficult to measure the damage to the Company from any breach by the Executive of the terms set forth in Section 5.1 or Section 5.2, that injury to the Company from any such breach would be incalculable and irremediable, and that monetary damages would therefore be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if he breaches Section 5.1 or Section 5.2, the Company shall be entitled, in addition to the other remedies it may have, to a preliminary and permanent injunction to restrain any such breach by the Executive. Upon the determination of a final, nonappealable judgement by a court of competent jurisdiction declaring that the Executive has breached
Section 5.1
or Section 5.2, he shall indemnify the Company and hold the Company harmless against any loss, cost, liability or expense incurred by the Company by reason of the breach or nonfulfillment of any agreement, representation or warranty contained in Section 5.1 or Section 5.2.

SECTION 6: MERGERS AND CONSOLIDATIONS; ASSIGNABILITY.

If the Company is merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of the Company or any such entity are sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity or the entity resulting from such merger, conversion or consolidation or the entity to which such assets are sold or transferred. In addition, this Agreement shall be binding upon the company and its subsidiaries, if any, and any successor entity including any receiver, rehabilitation, liquidator or regulator. Except as provided in the immediately preceding sentence, this Agreement shall not be assignable by the Company or any such entity. This Agreement shall not be assignable by the Executive, but in the event of his death it shall be binding upon and inure to the benefit of the Executive's legal representatives, heirs and executors to the extent required to effectuate its terms. This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor or assignee of the Company. For the purposes of this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

SECTION 7: MISCELLANEOUS.

       7.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  Notice to Executive:

                  Mr. B.K. Werner
                  14 Clermont Lane
                  St. Louis, MO   63124

                  Notice to Company:

                  Safety National Casualty Corporation
                  2043 Woodland Parkway
                  St. Louis, MO   63146
                  Attn: President

       7.2 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       7.3 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       7.4 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of the Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       7.5 INDEMNIFICATION OF EXECUTIVE. If the Company breaches any section of this Agreement, the Executive shall be entitled to pursue his remedies at law, and the Company agrees to indemnify the Executive and hold the Executive harmless against any loss, cost, liability or expense incurred by the Executive by reason of the breach or non-fulfillment of any agreement, representation or warranty contained in this Agreement.

       7.6 APPLICABLE LAW; ENTIRE AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its conflict of law principles. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all other agreements regarding the same whether oral or in writing.

       IN WITNESS WHEREOF, the Executive and the Company have caused this Agreement to be executed as of the day and year first above written.



                                          SAFETY NATIONAL CASUALTY CORPORATION



                                          By:  /s/ TERRENCE T. SCHOENINGER
                                             -----------------------------------
                                          Name:    Terrence T. Schoeninger
                                          Title:   President



                                          By:  /s/ B.K. WERNER
                                             -----------------------------------
                                          Executive: B.K. Werner